Exhibit 23.12

CONSENT OF QUALIFIED PERSON

Regarding the "Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study, Eureka County, Nevada", that is current as of December 31, 2021 (the "Technical Report Summary"):

In connection with the filing of the Annual Report of McEwen Mining Inc. for the year ended December 31, 2021 on Form 10-K (the "Form 10-K"), Benjamin Bermudez consents to:

•	the use of my name and status as a "Qualified Person" in the Form 10-K
•	any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Form 10-K
•	to the filing of the Technical Report Summary as an exhibit to the Form 10-K and
•

to the incorporation by reference of the Technical Report Summary in the Registration Statements of McEwen Mining Inc. on (i) Form S-3 (Nos. 333-224476 and 333-234612), (ii) Form S-4 (No. 333- 226858) and (iii) Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333- 204693, and 333-222609).

Signed by:

/s/ Benjamin Bermudez

Benjamin Bermudez, PE (Nevada #029152)
M3 Engineering & Technology Corporation